8. Proxy Voting Information

At Special Meetings of Shareholders of the Funds held on May 17, 2013 and various adjournments thereof, Fund shareholders elected the proposed Trustees, and approved a new Investment Advisory Agreement between the Adviser and the Trust, on behalf of each of the Funds, at the same fee rates as those under the previous investment advisory agreements. Shareholders also approved a new Investment Sub-Advisory Agreement between the Adviser, KPB Investment Advisors LLC and the Trust on behalf of each of National Municipal Bond Fund and Ohio Municipal Bond Fund.
In addition, shareholders approved a Distribution and Service Plan for Class A shares of each Fund.

The tables below indicate the voting results for the items noted:

	Nominee	Date Passed	For	Withheld
	Mr. David Brooks Adcock	5/17/13	219,827,698	4,643,338
	Mr. Nigel D. T. Andrews	5/17/13	219,719,633	4,751,404
	Ms. E. Lee Beard	5/17/13	219,841,760	4,629,278
	Mr. David C. Brown	5/17/13	180,028,489	44,442,547
	Ms. Sally M. Dungan	5/17/13	219,365,476	5,105,562
	Mr. David L. Meyer	5/17/13	219,657,970	4,813,066
	Mr. Leigh A. Wilson	5/17/13	219,544,840	4,926,196


Fund Name      Resolution	Date 	For     Against   Abstain   Broker
				Passed				    Non-Vote

Dividend Growth Investment 	5/17/13	504,214		-	-	-
Growth Fund	Advisory
		Agreement

		Class A 	5/17/13	100,362 	-	-	-
		Distribution and
		Service Plan

Established     Investment      6/7/13  19,349,173  202,797  338,095  7,108,753
Value Fund	Advisory
		Agreement

		Class A 	7/10/13	9,303,172   169,386  567,402  3,047,320
		Distribution and
		Service Plan


Special Value 	Investment 	8/15/13	6,038,060   149,547  538,804  1,16,687
Fund	      	Advisory
		Agreement

		Class A		6/21/13	2,680,012   57,280   147,549  1,039,543
		Distribution and
		Service Plan

Small Company	Investment 	5/17/13	17,523,519  89,400   61,338   4,035,733
Opportunity 	Advisory
Fund		Agreement

		Class A 	6/21/13	4,602,493   479,004  275,011  1,220,162
		Distribution and
		Service Plan



Large Cap 	Investment 	6/7/13	6,682,342   34,676   68,965   -
Growth Fund	Advisory
		Agreement

		Class A 	6/21/13	1,604,523   26,975   164,356  -
		Distribution and
		Service Plan

Balanced 	Investment 	6/7/13	814,229	    3,086    28,235   -
Fund		Advisory
		Agreement

		Class A	 	6/21/13	392,947	    4,137    29,867   -
		Distribution and
		Service Plan

Investment 	Investment	5/17/13	833,230	    16,786   2,442    332,184
Grade 		Advisory
Convertible 	Agreement
Fund
		Class A n	6/7/13	561,992	    21,451   16,266   219,739
		Distribution and
		Service Plan

Fund for 	Investment 	6/7/13	75,997,073  827,666  3,800,593	-
Income		Advisory
		Agreement

		Class A 	7/10/13	28,249,074  1,007,871 3,437,371	-
		Distribution and
		Service Plan

National 	Investment 	5/17/13	6,646,720   21,769    77,164	-
Municipal 	Advisory
Bond Fund	Agreement

		Class A 	5/17/13	6,627,992   21,696    77,164	-
		Distribution and
		Service Plan

		Sub-Advisory 	5/17/13	6,644,541   22,301    78,812	-
		Agreement

Ohio Municipal	Investment 	5/17/13	3,702,772   47,325    69,775	-
Bond Fund	Advisory
		Agreement

		Class A 	5/17/13	3,697,780   47,325    74,767	-
		Distribution and
		Service Plan

		Sub-Advisory 	5/17/13	3,680,605   64,173    75,095	-
		Agreement

International   Investment 	5/17/13	4,841,490    -	       -	4,203
Fund		Advisory
		Agreement

		Class A 	5/17/13	45,002	     -	       -	1,815
		Distribution and
		Service Plan

International 	Investment 	5/17/13	5,005,455    74	       -	3,543
Select Fund	Advisory
		Agreement

		Class A 	5/17/13	40,360	     74	       -	775
		Distribution and
		Service Plan

Global 		Investment 	5/17/13	600,072	     81        -	8,913
Equity Fund	Advisory
		Agreement

		Class A 	5/17/13	219,802	     81	       -	1,815
		Distribution and
		Service Plan

Diversified	Investment 	6/21/13	34,880,397 1,285,064  3,359,957 12,197,513
Stock Fund	Advisory
		Agreement

		Class A 	7/31/13	21,701,326 1,323,240  3,460,027	5,649,742
		Distribution and
		Service Plan